UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 2, 2016
Automatic Data Processing, Inc.
(Exact name of registrant as specified in charter)

Delaware	1-5397	22-1467904
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One ADP Boulevard, Roseland, New Jersey 07068
(Address of Principal Executive Offices) (Zip Code)

(973) 974-5000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On August 2, 2016, the Board of Directors (the “Board”) of Automatic Data Processing, Inc. (the “Company”) amended and restated the Company’s By-Laws (as so amended and restated, the “By-Laws”) to add proxy access procedures for qualifying stockholders.  Article II, Section 2.05 has been added to the By-Laws to permit a stockholder, or a group of up to 20 stockholders, that owns 3% or more of the Company’s common stock continuously for at least 3 years to nominate and include in the Company’s proxy materials candidates for election as directors of the Company.  Such stockholder(s) or group(s) of stockholders may nominate up to the greater of 2 individuals or 20% of the Board, provided that the stockholder(s) and the nominee(s) satisfy the eligibility, notice and other requirements specified in the By-Laws.  Stockholders may utilize proxy access beginning with the Company’s 2017 Annual Meeting of Stockholders.
In addition, the amendments to the By-Laws include changes to Article II, Section 2.04 (the Company’s advance notice procedures for director nominations) to conform to these new proxy access procedures and certain other technical changes.
The foregoing description of the By-Laws does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the By-Laws, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit 3.1	Amended and Restated By-Laws of Automatic Data Processing, Inc., dated August 2, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOMATIC DATA PROCESSING, INC.
(Registrant)

Date: August 3, 2016	By:	/s/ Michael A. Bonarti
Name: Michael A. Bonarti
Title: Vice President

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 3.1	Amended and Restated By-Laws of Automatic Data Processing, Inc., dated August 2, 2016